6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT UPDATES FOURTH QUARTER 2012 GUIDANCE AND
ANNOUNCES 2013 FFO PER SHARE GUIDANCE

COLUMBIA, MD January 15, 2013 - Corporate Office Properties Trust (COPT or the Company) (NYSE: OFC) is upwardly revising its guidance for fourth quarter 2012 diluted FFO per share (FFOPS), as adjusted for comparability, from the prior range of $0.45−$0.48 to a new range of $0.49−$0.51. The revised fourth quarter 2012 range reflects a one-time gain on the sale of the Company’s remaining interest in a non-real estate investment. A reconciliation of projected diluted earnings per share (EPS) to projected FFOPS, as adjusted for comparability, for the quarter ended December 31, 2012 is provided, as follows:

	Quarter Ended
	December 31, 2012
	Low	High
FFOPS, as adjusted for comparability	$0.49	$0.51
Losses on non-operating properties	(0.02)	(0.02)
FFOPS, NAREIT definition	0.47	0.49
Real estate depreciation and amortization	(0.35)	(0.35)
Minority interest in non-FFO items and other	0.04	0.07
EPS	$0.16	$0.21

This guidance is unaudited and is subject to our final closing process.

2013 FFOPS Guidance
COPT also announced it is projecting FFOPS for the year ending December 31, 2013 in the range of $1.83−$1.93 and FFOPS for the first quarter ending March 31, 2013 of $0.44−$0.46. Major assumptions underpinning 2013 guidance include the disposition of $160 million of assets remaining to be sold in order to conclude COPT’s Strategic Reallocation Plan and 0%−2% growth in same-office net operating income.

A reconciliation of projected EPS to projected FFOPS for the quarter ending March 31, 2013 and the year ending December 31, 2013 is provided, as follows:

	Quarter Ending		Year Ending
	March 31, 2013		December 31, 2013
	Low	High	Low	High
FFOPS, NAREIT definition	$0.44	$0.46	$1.83	$1.93
Real estate depreciation and amortization	(0.35)	(0.37)	(1.41)	(1.48)
Minority interest in non-FFO items and other	0.01	0.02	0.04	0.08
EPS	$0.10	$0.11	$0.46	$0.53

Conference Call to Discuss 2013 Guidance
COPT management will discuss the Company's 2013 guidance and outlook in a conference call today at 11:00 AM Eastern Time. The dial-in information for this call is as follows:

Conference Call Date:     Tuesday, January 15, 2013

Time:    11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)    888-679-8018

Telephone Number: (outside the U.S.)    617-213-4845

Passcode:    71266538

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PUWPQFTCJ

You may also pre-register in the Investor Relations section of the Company's website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Replay
A replay of this call will be available beginning Tuesday, January 15 at 1:00 p.m. Eastern Time through Tuesday, January 29 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 98372758. To access the replay outside the United States, please call 617-801-6888 and use passcode 98372758.

The conference calls will also be available via live webcast in the Investor Relations section of the Company's website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company's website.

Company Information:
COPT is an office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of September 30, 2012, the Company's consolidated portfolio consisted of 206 office properties totaling 18.6 million rentable square feet. The Company's portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information:
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•	adverse changes in the real estate markets including, among other things, increased competition with other companies;

•
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by strategic tenants;

•	the Company's ability to sell properties included in its Strategic Reallocation Plan;

•	the Company's ability to borrow on favorable terms;

•
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•
risks of investing through joint venture structures, including risks that the Company's joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company's objectives;

•	changes in the Company's plans or views of market economic conditions or failure to obtain development rights, any of which could result in recognition of impairment losses;

•	the Company's ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•	the Company's ability to achieve projected results;

•	the dilutive effect of issuing additional common shares; and

•	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company's filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and in our Current Report on Form 8-K dated October 10, 2012.